Exhibit 99.1

NEWS ANNOUNCEMENT	For Immediate Release

NEXSTAR BROADCASTING GROUP REPORTS

RECORD THIRD QUARTER NET REVENUES

- Nine Month Net Revenues, Income from Operations,

Broadcast Cash Flow and EBITDA Also Record Setting -

Irving, TX – November 6, 2007 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the third quarter and nine months ended September 30, 2007.

Summary 2007 Third Quarter Highlights:

Net revenue for the quarter ended September 30, 2007 grew to $64.5 million from $63.6 million in the third quarter of 2006. Income from operations was $8.3 million for the three months ended September 30, 2007 compared with $9.8 million in the quarter ended September 30, 2006. The Company reported a basic and diluted net loss per share of $0.24 for the three months ended September 30, 2007 compared to a basic and diluted net loss per share of $0.14 in the third quarter of 2006.

Broadcast cash flow totaled $22.8 million in the third quarter of 2007 compared with $24.0 million for the same period in 2006. EBITDA totaled $19.7 million for the third quarter of 2007, compared to $20.8 million in the third quarter of 2006, while free cash flow rose to $6.6 million in the third quarter of 2007, compared with $3.6 million in the third quarter of 2006.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “The record third quarter net revenue and free cash flow extend Nexstar’s track record of consistently out-performing the industry, meeting or exceeding financial guidance, and increasing value for our shareholders. Our retransmission consent agreements and new media revenue diversification strategies combined with accretive transactions are overcoming the ‘odd year/even year’ revenue disparity related to political advertising. For example, approximately $6.3 million in political advertising revenue was generated in the year ago third quarter compared with $0.8 million of third quarter political revenue this year. Nevertheless, year-to-date in 2007, Nexstar has delivered gains in net revenue, broadcast cash flow, EBITDA and free cash flow compared with the same period in 2006.

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 2

“Our initiatives to develop high margin revenue streams will deliver double digit growth in revenue from these sources in both 2007 and 2008. In the 2007 third quarter, retransmission consent agreements contributed cash revenues of $3.1 million and approximately $1.4 million of ad spends which reflects growth of 29.0% above last year’s levels. We see further growth in 2008 and beyond as we enter into renewals and extensions of the original agreements that were established beginning in 2005.

“In addition, with positive momentum in usage trends, such as unique visitors, Nexstar is growing new media revenue, with 2007 third quarter online revenue totaling $1.7 million up from virtually nothing in the third quarter of 2006. For the full year 2007 we are on pace to report approximately $5.0 million of new media revenues. In 2008, we will have a full year benefit of the conversion of our TV station websites into community portals and anticipate new media revenue to grow substantially from 2007 levels. We continue to build the new media platform while elevating user interactivity with offerings such as user contributed video, free classifieds and business directory listings while we target new local and national advertisers for this space.”

Same-Station Results

On a same-station basis, our 2007 third quarter net revenue was $61.6 million compared with $63.6 million in the third quarter of 2006, a decrease of 3.1%, while EBITDA was $18.6 million, compared with $20.8 million in the same period of 2006. Same-station results exclude the operating results from WTAJ-TV, the CBS affiliate serving the Johnstown/Altoona, Pennsylvania market, and WLYH-TV, the CW affiliate serving the Harrisburg/Lancaster/Lebanon/York, Pennsylvania market, which were acquired on December 29, 2006. WLYH-TV is programmed by a third party under a time brokerage agreement that extends until 2015.

Outstanding Debt

The Company’s total debt at September 30, 2007 was $679.5 million, compared to $681.1 million at December 31, 2006. The total debt figures include the accreted value of the Company’s 11.375% notes which do not become interest paying until April 2008. As of September 30, 2007 and December 31, 2006, total bank debt under Nexstar’s and Mission Broadcasting, Inc.’s senior credit facilities was $358.5 million and $370.1 million respectively. As defined per the Company’s credit agreement, consolidated total debt was $550.6 million at September 30, 2007, net of cash on hand of $5.9 million, which resulted in a leverage ratio of 5.9x, compared to a permitted leverage covenant of 7.0x. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which accreted to $123.0 million as of September 30, 2007. The Company intends to complete the upgrade of our station portfolio with full power digital broadcasting capabilities in 2008 through use of a portion of next year’s internally generated free cash flow. At year-end 2008, we are projecting total leverage to approximate 5.0x.

Total interest expense in the third quarter of 2007 was $13.8 million, compared to $13.2 million for the same period in 2006. The increase is primarily attributable to increased debt outstanding under the Company’s senior credit facilities primarily related to the December 29, 2006, $56.0 million acquisition of WTAJ-TV and WLYH-TV. Cash interest expense for the third quarter of

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 3

2007 was $10.1 million, compared to $9.8 million for the same period in 2006. Cash interest expense excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Pending Acquisition

On June 27, 2007, Mission Broadcasting, Inc. entered into a definitive agreement to acquire substantially all of the assets of KTVE-TV, the NBC affiliate serving the Monroe, Louisiana/El Dorado, Arkansas, market for $7.7 million in cash from Piedmont Television Holdings, LLC. The acquisition, which is subject to FCC consent, is expected to close in the fourth quarter of 2007. Upon closing the purchase of KTVE-TV, Mission will enter into a joint sales agreement and shared services agreement with Nexstar-owned KARD-TV, the Fox affiliate in the market.

Summary 2007 Fourth Quarter Outlook

Nexstar today issued the outlook below for the three-month period ending December 31, 2007.

The Company’s net revenue expectation for the three months ending December 31, 2007 assumes gross political advertising revenue of approximately $2.0 million compared to $16.7 million for the quarter ended December 31, 2006.

2007 Fourth Quarter Estimates (in millions)	Three Months Ended December 31,
	2007 Estimate	2006 Actual	Approximate Change
Net Revenue	$69.0 - $71.0	$77.2	(10.6)% - (8.0)%
Station Operating Expenses	$43.0 - $44.0	$43.3	(0.7)% - 1.6%
Corporate Overhead	$4.0 - $ 4.5	$4.5	(11.1)% - 0.0%

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, new media, trade and barter revenue, and other sources of revenue, less agency commissions.

Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations.

The Company’s financial outlook for the quarter ended December 31, 2007 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 4

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EST today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 877/723-9517 (719/325-4772 for international callers); no access code is needed. A replay of the call will be available through November 10, 2007 by dialing 888/203-1112 (719/457-0820 for International callers) and entering access code 7457769.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 49 television stations in 29 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 8.25% of all U.S. television households.

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 5

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenue (1)	$64,463	$63,588	$195,246	$187,975

Operating expenses (income):
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,003	16,173	50,766	47,847
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	18,495	17,217	54,359	51,374
Loss (gain) on asset exchange	(500)	—	(1,535)	—
Loss (gain) on asset disposal, net	(47)	423	(137)	503
Trade and barter expense	4,131	4,304	13,495	13,306
Corporate expenses	3,074	3,163	9,295	10,132
Amortization of broadcast rights, excluding barter	2,594	2,082	6,822	6,065
Amortization of intangible assets	6,377	6,017	19,309	18,123
Depreciation	5,011	4,400	15,023	13,648

Total operating expenses	56,138	53,779	167,397	160,998

Income from operations	8,325	9,809	27,849	26,977
Interest expense, including amortization of debt financing costs	(13,787)	(13,189)	(41,278)	(38,330)
Interest income	125	172	386	455

Loss before income taxes	(5,337)	(3,208)	(13,043)	(10,898)
Income tax expense	(1,507)	(733)	(4,125)	(2,698)

Net loss	$(6,844)	$(3,941)	$(17,168)	$(13,596)

Basic and diluted net loss per share	$(0.24)	$(0.14)	$(0.60)	$(0.48)
Basic and diluted weighted average number of shares outstanding	28,402	28,379	28,399	28,372

(1)	Includes total retransmission consent compensation and retransmission advertising of approximately $4.5 million and $3.5 million for the three months ended September 30, 2007 and 2006, respectively, and $12.6 million and $9.6 million for the nine months ended September 30, 2007 and 2006, respectively.

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Nexstar Broadcasting Group Q3 2007 Results, 11/6/07	page 7

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$8,325	$9,809	$27,849	$26,977
Add:
Depreciation	5,011	4,400	15,023	13,648
Amortization of intangible assets	6,377	6,017	19,309	18,123
Amortization of broadcast rights, excluding barter	2,594	2,082	6,822	6,065
Loss (gain) on asset exchange	(500)	—	(1,535)	—
Loss (gain) on asset disposal, net	(47)	423	(137)	503
Corporate expenses	3,074	3,163	9,295	10,132

Less:
Payments for broadcast rights	2,053	1,900	6,314	6,109

Broadcast cash flow	$22,781	$23,994	$70,312	$69,339
Less:
Corporate expenses	3,074	3,163	9,295	10,132

EBITDA	$19,707	$20,831	$61,017	$59,207

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income from operations	$8,325	$9,809	$27,849	$26,977
Add:
Depreciation	5,011	4,400	15,023	13,648
Amortization of intangible assets	6,377	6,017	19,309	18,123
Amortization of broadcast rights, excluding barter	2,594	2,082	6,822	6,065
Loss (gain) on asset exchange	(500)	—	(1,535)	—
Loss (gain) on asset disposal, net	(47)	423	(137)	503
Non-cash stock option expense	472	434	1,414	1,259

Less:
Payments for broadcast rights	2,053	1,900	6,314	6,109
Cash interest expense	10,065	9,819	30,538	28,561
Capital expenditures	3,532	7,810	13,636	16,741
Cash income taxes, net of refunds	—	—	51	31

Free Cash Flow	$6,582	$3,636	$18,206	$15,133

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